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                                 EXHIBIT 24(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report dated February 12, 1996, which includes an explanatory paragraph with respect to a change in the Company's methods of accounting for certain investments in debt and equity securities in 1993, on our audits of the consolidated financial statements and financial statement schedules of Protective Life Insurance Company and subsidiaries. We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.


Birmingham, Alabama
April 2, 1996